                                                                    EXHIBIT 99.2


                                 AVIALL LIMITED
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                                       Page
REPORT OF INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

CONSOLIDATED FINANCIAL STATEMENTS

         CONSOLIDATED STATEMENTS OF OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         CONSOLIDATED BALANCE SHEETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

         CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

         CONSOLIDATED STATEMENTS OF CASH FLOWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
    and Shareholder of Aviall Limited

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Aviall Limited and its subsidiaries (the "Company") at November 30, 1994 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with United States generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom and the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE
Chartered Accountants
Glasgow, Scotland
May 14, 1996

                                 AVIALL LIMITED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                                                   Years ended November 30,
                                                                                   ------------------------
                                                                                      1994           1995
- -----------------------------------------------------------------------------------------------------------
Net sales                                                                           $204,505        217,120
Cost of sales                                                                        178,224        193,736
- -----------------------------------------------------------------------------------------------------------
Gross profit                                                                          26,281         23,384
Operating and other expenses:
  Selling and administrative expenses                                                 12,099          9,784
  Interest expense                                                                     6,080          7,143
- -----------------------------------------------------------------------------------------------------------
                                                                                      18,179         16,927
- -----------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                           8,102          6,457
Provision for income taxes                                                             2,825          2,714
- -----------------------------------------------------------------------------------------------------------
Net earnings                                                                        $  5,277          3,743
===========================================================================================================




See accompanying notes to consolidated financial statements.

                                 AVIALL LIMITED
                          CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                       November 30,
                                                                                                  ---------------------
                                                                                                    1994          1995
- -----------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash                                                                                            $  1,755          359
  Receivables                                                                                       49,069       63,815
  Inventories                                                                                       87,306       74,049
  Prepaid expenses and other current assets                                                            982        1,313
- -----------------------------------------------------------------------------------------------------------------------
Total current assets                                                                               139,112      139,536
- -----------------------------------------------------------------------------------------------------------------------
Property, plant and equipment                                                                       48,572       51,650
Intangible assets                                                                                   21,310       20,649
- -----------------------------------------------------------------------------------------------------------------------
Total assets                                                                                      $208,994      211,835
=======================================================================================================================

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt                                                               $  6,596       10,117
  Accounts payable                                                                                  33,971       46,198
  Accrued expenses                                                                                   6,782        6,866
- -----------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                           47,349       63,181
- -----------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                                      13,135        7,392
Due to Aviall                                                                                       51,625       39,454
Deferred income taxes                                                                               10,706       11,886
Shareholder's equity (includes A Ordinary Shares of L.1.00 par value with shares outstanding at November 30, 1994 and 1995 - 1,000,000 and B Ordinary Shares of $1.00 par value with
  shares outstanding at November 30, 1994 and 1995 - 22,069,272)                                    86,179       89,922
- -----------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity                                                        $208,994      211,835
=======================================================================================================================




See accompanying notes to consolidated financial statements.

                                 AVIALL LIMITED
                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)


                                                                        Additional
                                                             Common       paid-in    Retained
                                                             stock        capital    earnings     Total
- --------------------------------------------------------------------------------------------------------
At November 30, 1993                                        $23,632       30,399      26,871      80,902
Net earnings                                                      -            -       5,277       5,277
- --------------------------------------------------------------------------------------------------------
At November 30, 1994                                         23,632       30,399      32,148      86,179
Net earnings                                                      -            -       3,743       3,743
- --------------------------------------------------------------------------------------------------------
At November 30, 1995                                        $23,632       30,399      35,891      89,922
========================================================================================================




See accompanying notes to consolidated financial statements.

                                 AVIALL LIMITED
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                                  Years ended November 30,
                                                                                  ------------------------
                                                                                       1994          1995
- ----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                                       $ 5,277         3,743
  Depreciation and amortization                                                        5,435         5,634
  Deferred income taxes                                                                  240           (52)
  Changes in:
    Receivables                                                                       (7,351)      (14,746)
    Inventories                                                                       (7,233)       13,257
    Accounts payable                                                                   5,331        12,228
    Accrued expenses                                                                   5,231         1,568
    Other, net                                                                           181          (661)
- ----------------------------------------------------------------------------------------------------------
                                                                                       7,111        20,971
- ----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                (6,821)       (8,092)
  Sales of property, plant and equipment                                                 148           150
  Other, net                                                                              44           (27)
- ----------------------------------------------------------------------------------------------------------
                                                                                      (6,629)       (7,969)
- ----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in Due to Aviall                                             5,986       (12,176)
  Net change in revolving credit facility                                               (527)        3,224
  Debt repaid                                                                         (5,041)       (5,446)
- ----------------------------------------------------------------------------------------------------------
                                                                                         418       (14,398)
- ----------------------------------------------------------------------------------------------------------
Change in cash                                                                           900        (1,396)
Cash, beginning of year                                                                  855         1,755
- ----------------------------------------------------------------------------------------------------------
Cash, end of year                                                                    $ 1,755           359
==========================================================================================================
CASH PAID FOR INTEREST AND INCOME TAXES:
  Interest                                                                           $ 2,740         2,068
  Income taxes                                                                       $   596         1,665




See accompanying notes to consolidated financial statements.

                                 AVIALL LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 1 - BACKGROUND

    Aviall Limited (the "Company") is engaged in the maintenance and overhaul of turbine engines used primarily in commercial aviation and provides its services on a worldwide basis. The engine repair operation located in Prestwick, Scotland is a wholly owned United Kingdom foreign subsidiary of Aviall, Inc. ("Aviall").

    Based on a decision by the Aviall Board of Directors on January 24, 1996, Aviall signed a letter of intent with Greenwich Air Services, Inc. ("GASI") for the sale of its commercial engine services business which includes the Company. A definitive agreement was signed on April 19, 1996. The sale is expected to be completed in 1996. In accordance with Accounting Principles Board Opinion No. 30, Aviall recorded in its consolidated financial statements a "discontinued operations" charge of $212.5 million as of December 31, 1995 to reflect its estimate of the loss it will incur upon sale of the discontinued commercial engine services operations. The Company has not recorded in its 1995 financial statements any amounts included in the charge related to the Company since this discontinued operations treatment is not appropriate at this level. Direct costs approximating $3.7 million will be incurred by Aviall on behalf of the Company and, accordingly, will be reflected in the Company's financial statements in 1996. Upon completion of the sale, GASI will allocate its purchase price in accordance with Accounting Principles Board Opinion No. 16 and thus will establish different bases of certain assets and liabilities than are reflected in these financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. The Company's fiscal year ends on November 30. The accompanying financial statements are prepared in U.S. dollars. The fair value of current assets and liabilities approximates carrying value.

    The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

REVENUE RECOGNITION. Income from engine maintenance services is recognized at the time of performance test acceptance of engines (the "completed contract" method). Revenue from long-term fixed-price contracts, such as "power-by-the-hour" or "flat-rate" contracts, is recognized under the "percentage-of-completion" method.

INVENTORIES. Inventories are valued at the lower of cost or market. Cost is determined on the basis of average cost of materials and supplies and actual cost for labor and overhead included in work-in-process. Provision is made for estimated excess and obsolete inventories. All inventory available for sale during the course of the normal business cycle has been included in current assets.

PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment are carried at cost and depreciated over the estimated useful lives of the related assets using the straight-line method. Lives assigned to asset categories are 40 years for buildings and improvements and 4 to 15 years for machinery, equipment and tooling.

INTANGIBLE ASSETS. Goodwill is reported net of accumulated amortization of $5.2 million and $5.9 million as of November 30, 1994 and 1995, respectively. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is amortized using the straight-line method over forty years.

    The Company has reviewed the net realizable value of its goodwill through an assessment of the estimated future cash flows related to such assets and has concluded that there is no impairment of the net carrying value.

ENVIRONMENTAL COSTS. A liability for environmental assessments and cleanup is accrued when it is probable a loss has been incurred and is estimable. Generally, the timing of these accruals coincides with the identification of an environmental obligation through the Company's internal procedures or upon notification from regulatory agencies. The Company is not aware of any exposure to environmental costs arising from its continuing operations and thus has not accrued any such liability.

FOREIGN EXCHANGE AND FORWARD EXCHANGE CONTRACTS. The Company utilizes the U.S. dollar as its functional currency. Translation gains and losses are included in earnings. Aviall enters into forward exchange contracts on behalf of the Company to hedge certain of its foreign currency commitments including loan commitments with the European Investment Bank ("EIB") and certain labor costs. Gains and losses on forward contracts are recognized by the Company concurrently with the related transaction gains and losses. Total translation and transaction gains or (losses) included in earnings were $(0.5) million and $1.2 million in 1994 and 1995, respectively.

INCOME TAXES. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

IMPAIRMENT OF LONG-LIVED ASSETS. In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" effective for fiscal years beginning after December 15, 1995. FASB Statement No. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The adoption of this statement is not expected to have a material effect on the Company's financial position or results of operations.

NOTE 3 - TRANSACTIONS WITH AVIALL

GENERAL AND ADMINISTRATIVE SERVICES. Aviall provided certain corporate general and administrative services to the Company, including legal, treasury, human resources and finance, among others. Costs related to these services were allocated to the Company on a basis that approximated either the proportional share of the Company's usage of the actual services provided or a representative share of certain corporate fixed expenses. Management believes these allocations are reasonable.

    Total allocated expenses included in "Selling and Administrative Expenses" in the accompanying Consolidated Statements of Operations were $2.9 million and $3.7 million in 1994 and 1995, respectively.

INTERCOMPANY FINANCING AND INTEREST EXPENSE. "Due to Aviall" reflected in the Consolidated Balance Sheets represents Aviall's net advances to the Company resulting from cash and non-cash transfers and intercompany allocations. The intercompany advances by Aviall to the Company are evidenced by a promissory note dated December 7, 1993 maturing on December 31, 2000. The annual interest rate is agreed upon between the parties and was equal to the quarterly floating London Interbank Offering Rate ("LIBOR") plus 3%. At November 30, 1994 and 1995, the interest rate was 8.6% and 8.9%, respectively. Total intercompany interest charged by Aviall to the Company in 1994 and 1995 was $3.4 million and $4.4 million, respectively. The note may be prepaid without penalty at the option of the Company. If the transaction in Note 1 is completed, the note will be repaid by GASI immediately after close.

CORPORATE INSURANCE PROGRAMS. The Company participated in Aviall's combined risk management programs for property and casualty insurance, including aviation products liability. The Company was charged $1.4 million and $1.6 million in 1994 and 1995, respectively, which represented an allocation of third party premiums.

GUARANTEES OF DEBT BY AVIALL. The Company's debt with the EIB is supported by letters of credit issued under Aviall's credit facility. In addition, the Company's L.4.0 million unsecured bank overdraft facility is guaranteed by Aviall.

SECURITY FOR AVIALL DEBT. On March 25, 1996, Aviall amended its credit facilities to provide for a maturity date of April 30, 1997. The amended credit facilities contain various covenants, including financial covenants, limitations on debt and limitations on capital expenditures. In the absence of obtaining the amended agreement, Aviall would have been in default of the financial covenants of its previously outstanding credit facilities. Aviall's amended credit facilities are secured in part by a pledge of 65% of the stock of the Company.

NOTE 4 - ACCOUNTS RECEIVABLE ALLOWANCES

    The Company provides services to a wide variety of aviation-related businesses, including several commercial airlines. Management believes that sufficient allowances for doubtful accounts have been provided as of November 30, 1994 and 1995. In addition, a substantial portion of the Company's accounts receivable balance is covered by credit insurance. The following is a summary of the accounts receivable allowances (in thousands):

                                                                                 1994            1995
- -----------------------------------------------------------------------------------------------------
Balance at beginning of year                                                    $ 677             644
Provision for doubtful accounts                                                   125             168
Write-off of doubtful accounts, net of recoveries                                (158)           (560)
- -----------------------------------------------------------------------------------------------------
Balance at end of year                                                          $ 644             252
=====================================================================================================

NOTE 5 - INVENTORIES

(In thousands)                                                                  1994           1995
- -----------------------------------------------------------------------------------------------------
Repair parts                                                                  $74,302          64,353
Work-in-process                                                                15,770          12,521
Distribution parts                                                                454             488
- -----------------------------------------------------------------------------------------------------
                                                                               90,526          77,362
Reserves for excess and obsolete inventories                                   (3,220)         (3,313)
- -----------------------------------------------------------------------------------------------------
                                                                              $87,306          74,049
=====================================================================================================

    The following is a summary of the reserve for excess and obsolete inventories (in thousands):

                                                                                1994           1995
- -----------------------------------------------------------------------------------------------------
Balance at beginning of year                                                   $2,014           3,220
Provision for excess and obsolete inventory                                     1,557             423
Write-off of excess and obsolete inventory                                       (351)           (330)
- -----------------------------------------------------------------------------------------------------
Balance at end of year                                                         $3,220           3,313
=====================================================================================================

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

(In thousands)                                                                  1994           1995
- -----------------------------------------------------------------------------------------------------
Land                                                                         $    461             461
Buildings and improvements                                                     17,892          18,241
Machinery and equipment                                                        43,320          49,452
Rental engines                                                                 10,418          11,320
Capital projects in progress                                                    4,062           4,202
- -----------------------------------------------------------------------------------------------------
                                                                               76,153          83,676
Accumulated depreciation                                                      (27,581)        (32,026)
- -----------------------------------------------------------------------------------------------------
                                                                             $ 48,572          51,650
=====================================================================================================

NOTE 7 - ACCRUED EXPENSES

(In thousands)                                                                  1994           1995
- -----------------------------------------------------------------------------------------------------
Salaries, wages and benefits                                                   $1,403           1,187
Current income taxes                                                            1,373           1,516
Other                                                                           4,006           4,163
- -----------------------------------------------------------------------------------------------------
                                                                               $6,782           6,866
=====================================================================================================

NOTE 8 - DEBT
    The Company's financing is provided primarily by Aviall's credit facilities. In addition, the Company has borrowings directly from financial institutions in the United Kingdom. The Company's credit facilities consist of
(1) two ten-year amortizing unsecured term loans with the EIB payable semiannually through 1996 ("Loans A and B"); (2) a ten-year amortizing unsecured term loan with the EIB payable semiannually through 1998 ("Loan C"); and (3) a L.4.0 million unsecured overdraft facility with a bank payable on demand (the "Overdraft Facility").

(In thousands)                                                                  1994           1995
- -----------------------------------------------------------------------------------------------------
Loans A and B                                                                 $ 5,279           2,721
Loan C                                                                         13,302          10,414
Overdraft Facility                                                              1,150           4,374
- -----------------------------------------------------------------------------------------------------
                                                                               19,731          17,509
Less current portion                                                           (6,596)        (10,117)
- -----------------------------------------------------------------------------------------------------
                                                                              $13,135           7,392
=====================================================================================================

    The interest rates on Loan A and Loan B are 7% and 7.5%, respectively, and the interest rate on Loan C is 9.3%. Borrowings under the Overdraft Facility bear interest at LIBOR plus 1.625%.

    Scheduled debt maturities for years subsequent to November 30, 1995 are as follows (in thousands):

Year ending
- -------------------------------------------------------------------------------------
1996                                                                          $10,117
1997                                                                            3,464
1998                                                                            3,928
- -------------------------------------------------------------------------------------
                                                                              $17,509
=====================================================================================

    If the transaction described in Note 1 is completed, it is likely the EIB loans will be repaid in 1996. At November 30, 1994 and 1995, the estimated fair value of the Company's debt approximated the outstanding net book value.

NOTE 9 - INCOME TAXES

(In thousands)                                                                   1994           1995
- -----------------------------------------------------------------------------------------------------
Current tax expense                                                            $2,585           2,766
Deferred tax expense (benefit)                                                    240             (52)
- -----------------------------------------------------------------------------------------------------
Provision for income taxes                                                     $2,825           2,714
- -----------------------------------------------------------------------------------------------------

    A reconciliation of expected statutory tax expense using the statutory tax rate of 33% to actual tax expense follows (in thousands):

                                                                                 1994            1995
- ------------------------------------------------------------------------------------------------------
Expected statutory tax expense                                                  $2,674           2,131
Amortization of goodwill                                                           218             218
Meals and entertainment                                                             97             116
Regional development grants                                                         (7)              -
Miscellaneous items, net                                                          (157)            249
- ------------------------------------------------------------------------------------------------------
Actual tax expense                                                              $2,825           2,714
======================================================================================================

    At November 30, 1994 and 1995, substantially all of the deferred tax liability arises from temporary differences related to property and equipment basis differences.

    The Company's income tax returns are subject to review by Inland Revenue. Returns through 1993 have been settled and the 1994 return is currently under discussion.

NOTE 10 - PENSION PLANS

    The Company maintains a defined benefit pension plan. The benefits for this plan are based upon a final-pay benefit formula. The funding policy for the plan is to contribute such amounts as are necessary on an actuarial basis to provide the plan with sufficient assets to meet the benefits payable to plan participants. The plan's assets are primarily invested in equities and interest-bearing accounts.

    The following tables reflect the components of net pension expense and the funded status for the plan (in thousands):

NET PENSION EXPENSE                                                              1994            1995
- ------------------------------------------------------------------------------------------------------
Service cost - benefits earned during the year                                 $ 2,332           1,203
Interest cost on projected benefit obligation                                    1,344           1,585
Actual return on plan assets                                                       390          (2,993)
Net amortization and deferral                                                   (3,005)          1,131
- ------------------------------------------------------------------------------------------------------
Net pension expense                                                            $ 1,061             926
======================================================================================================

FUNDED STATUS                                                                     1994            1995
- ------------------------------------------------------------------------------------------------------
Plan assets at fair value                                                       $19,030         23,607
- ------------------------------------------------------------------------------------------------------
Actuarial present value of benefit obligations:
  Vested benefits                                                                12,953         16,819
  Nonvested benefits                                                                136            178
- ------------------------------------------------------------------------------------------------------
  Accumulated benefit obligation                                                 13,089         16,997
  Additional benefits based on projected future salary increases                  4,979          6,464
- ------------------------------------------------------------------------------------------------------
Projected benefit obligation                                                     18,068         23,461
- ------------------------------------------------------------------------------------------------------
Plan assets greater than projected benefit obligation                               962            146
Unrecognized net (gains) losses                                                    (199)           876
Unrecognized prior service cost                                                      23             20
- ------------------------------------------------------------------------------------------------------
Prepaid pension expense                                                         $   786          1,042
======================================================================================================

The following table sets forth the year end actuarial assumptions used in the accounting for the plan:

                                                                            1994            1995
- -------------------------------------------------------------------------------------------------
Discount rate for determining projected benefit obligation                  9.00%           8.00%
Rate of increase in compensation levels                                     6.50%           5.50%
Expected long-term rate of return on plan assets                            9.50%           9.50%

    Actuarial gains and losses and plan amendments are amortized over the average remaining service lives of active members expected to receive benefits and transition amounts are amortized over 19 years.

NOTE 11 - COMMON STOCK

    The Company is authorized to issue 1,000,000 L.1 par value shares ("A Ordinary Shares") and 36,000,000 $1 par value shares ("B Ordinary Shares"). Each A Ordinary Share has 1.8 votes per share and each B Ordinary Share has 1 vote per share. Dividends or other amounts payable to holders, whether on liquidation or otherwise, are apportioned so that 1.8 times the amount payable in respect of each B Ordinary Share is payable in respect of each A Ordinary Share. All 1,000,000 A Ordinary Shares are issued and outstanding and 22,069,272 B Ordinary Shares are issued and outstanding.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

    The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business. Management believes that the disposition of these matters will not have a material impact on the financial condition, results of operations or cash flows of the Company.

NOTE 13 - OTHER INFORMATION

    The Company operates in the aviation industry and reports its activities as one business segment. For the years ended November 30, 1994 and 1995, sales to Continental Airlines amounted to 34% and 24%, respectively, of total net sales and sales to Federal Express amounted to 19% and 15%, respectively, of total net sales. Net sales by geographic area were as follows:

(In thousands)                                                                 1994            1995
- -----------------------------------------------------------------------------------------------------
Export sales:
  North America                                                              $125,668         111,889
  Europe                                                                       15,546          23,620
  Other                                                                        32,376          43,942
- -----------------------------------------------------------------------------------------------------
                                                                              173,590         179,451
- -----------------------------------------------------------------------------------------------------
United Kingdom                                                                 30,915          37,669
- -----------------------------------------------------------------------------------------------------
                                                                             $204,505         217,120
=====================================================================================================